EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer Investor Relations (678) 473-2647 jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
FIRST QUARTER 2009 RESULTS
Suwanee, Ga. (April 29, 2009) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in the development of advanced cable telephony, next generation high-speed data, demand driven video solutions, operations software and broadband access equipment, today announced preliminary and unaudited financial results for the first quarter 2009, which were within the revenue and earnings guidance that the Company provided on February 11, 2009.
Revenues were $253.5 million as compared to first quarter 2008 revenues of $273.5 million and as compared to fourth quarter 2008 revenues of $292.4 million.
Non-GAAP net income in the first quarter 2009 was $0.18 per diluted share, as compared to the first quarter 2008 of $0.12 per diluted share and the fourth quarter 2008 of $0.25 per diluted share.
GAAP net income in the first quarter 2009 was $0.10 per diluted share, as compared to the first quarter 2008 net income of $0.03 per diluted share, and as compared to the fourth quarter 2008 net loss of $(1.33) per diluted share. The fourth quarter 2008 loss was primarily the result of a goodwill impairment, net of a related estimated tax benefit, of $(184.6) million, or $(1.48) per diluted share resulting from the Company’s annual goodwill impairment analysis.
Significant non-GAAP items in the first quarter 2009 include: amortization of intangibles, equity compensation expense, non-cash interest related to convertible debt, and a gain on the partial retirement of convertible debt. A reconciliation of non-GAAP to GAAP earnings per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
The Company ended the first quarter 2009 with $424.4 million of cash and short-term investments, which compares to $427.3 million at the end of 2008. The Company generated approximately $13.8 million of cash from operating activities in the first quarter 2009. This amount compares to cash generated from operating activities of $30.5 million during the first quarter 2008. The Company used $10.6 million of cash to retire $15.0 million face value convertible debt in the first quarter 2009.

Order backlog at the end of the first quarter 2009 was $155.0 million and the Company’s book to bill ratio in the first quarter was approximately 1.16. This amount compares to order backlog of $114.8 million and book to bill ratio of 0.90 for the fourth quarter of 2008.
“Although macro-economic conditions caused 2009 to start off somewhat slowly, we delivered a solid quarter with significantly higher earnings than a year ago,” said Bob Stanzione, ARRIS Chairman & CEO. “During the quarter we have seen positive signs in our business that, coupled with the current plans of our customers, gives me cautious optimism that our business will gain momentum in the second quarter and beyond.”
During the quarter the Company announced that Japan Cablenet Limited, the second largest cable operator in Japan, will begin wide-scale deployment of a 160 Mbps Super High Speed Data service, called “Speed Star 160,” across its cable system footprint using both the ARRIS C4 CMTS platform and the ARRIS DOCSIS 3.0 customer premises equipment. In addition, the Company announced the debut of the newest member of its industry-leading CMTS portfolio, the C4c™, a small-form factor DOCSIS 3.0-based CMTS chassis that uses existing C4® architecture and modules and is designed for smaller operators and for headends lacking the space or environmental capacity for a full C4® chassis.
“We are off to a solid start to the year, particularly in light of the overall market conditions and I am pleased to see strengthening demand in the second quarter,” said David Potts, ARRIS EVP & CFO. “As a result, we now project that revenues for the Company in the second quarter 2009 will be in the range of $270 to $290 million with non-GAAP net income per diluted share in the range of $0.20 to $0.24 and GAAP net income per diluted share, in the range of $0.12 to $0.16.”
ARRIS management will conduct a conference call at 5:00pm EST, today, Wednesday, April 29, 2009, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4215 or 617-213-4867 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference passcode 66272751 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Monday, May 4, 2009 by dialing 888-286-8010 or 617-801-6888 for international calls and using the passcode 62429395. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple and quad-play broadband services for residential and business customers around the world. The Company supplies broadband operators with the tools and platforms they need to deliver reliable telephony, demand driven video, next-generation advertising and high-speed data services. ARRIS products expand and help grow network capacity with access and outside plant construction equipment, reliably deliver voice, video and data services and assure optimal service delivery for end customers. Headquartered in Atlanta, Georgia, USA, ARRIS has R&D centers in Atlanta; Chicago; Beaverton, Oregon; State College, Pennsylvania; Wallingford, Connecticut; Ireland and China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at http://www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations for 2009;

•	second quarter and 2009 revenues and net income;

•	expected sales levels and acceptance of certain ARRIS products;

•	the general market outlook; and

•	the outlook for industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the second quarter as well as the general outlook for 2009 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	our customers operate in a capital intensive industry, and the current disruptions in the capital markets may adversely impact their ability to finance, and therefore purchase, the products that we offer; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and

consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2008. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$398,938	$409,894	$305,987	$290,266	$243,515
Short-term investments, at fair value	25,494	17,371	23,571	7,503	49,513

Total cash, cash equivalents and short-term investments	424,432	427,265	329,558	297,769	293,028

Restricted cash	4,550	5,673	5,768	7,051	7,186
Accounts receivable, net	155,792	159,443	180,367	178,178	172,719
Other receivables	6,636	4,749	5,180	9,067	6,074
Inventories, net	120,774	129,752	139,598	144,507	122,361
Prepaids	6,994	8,004	5,156	5,305	5,680
Current deferred income tax assets	49,027	44,004	42,714	47,412	51,993
Other current assets	18,315	19,782	22,132	18,916	10,952

Total current assets	786,520	798,672	730,473	708,205	669,993

Property, plant and equipment, net	59,438	59,204	60,268	60,823	60,747
Goodwill	231,684	231,684	449,418	452,398	453,454
Intangible assets, net	218,085	227,348	236,689	244,575	257,029
Investments	14,593	14,681	15,086	9,937	10,200
Noncurrent deferred income tax assets	3,771	12,157	3,988	4,256	4,430
Other assets	5,483	6,576	7,173	9,488	10,641

	$1,319,574	$1,350,322	$1,503,095	$1,489,682	$1,466,494

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$44,422	$75,863	$54,304	$68,476	$60,490
Accrued compensation, benefits and related taxes	15,583	27,024	21,831	18,072	14,397
Accrued warranty	5,306	5,652	6,354	7,566	7,919
Deferred revenue	44,006	44,461	35,986	37,614	32,738
Current portion of long-term debt	147	146	234	314	310
Current deferred income tax liability	241	1,059	—	—	—
Other accrued liabilities	31,922	25,410	30,205	26,884	32,922

Total current liabilities	141,627	179,615	148,914	158,926	148,776
Long-term debt, net of current portion	203,080	211,870	209,340	206,865	204,288
Accrued pension	19,289	18,820	10,622	11,362	10,905
Noncurrent income tax payable	12,441	9,607	10,128	6,250	6,487
Noncurrent deferred income tax liability	42,530	41,598	67,403	74,805	74,164
Other long-term liabilities	14,391	15,343	18,088	18,694	19,704

Total liabilities	433,358	476,853	464,495	476,902	464,324

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,368	1,362	1,360	1,358	1,357
Capital in excess of par value	1,159,054	1,159,097	1,155,211	1,151,680	1,148,815
Treasury stock at cost	(75,960)	(75,960)	(75,960)	(76,007)	(76,007)
Unrealized gain (loss) on marketable securities	(372)	(274)	(128)	66	151
Unfunded pension liability	(8,070)	(8,070)	(3,358)	(3,358)	(3,358)
Accumulated deficit	(189,620)	(202,502)	(38,341)	(60,775)	(68,604)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	886,216	873,469	1,038,600	1,012,780	1,002,170

	$1,319,574	$1,350,322	$1,503,095	$1,489,682	$1,466,494

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Net sales	$253,518	$273,506
Cost of sales	158,008	188,258

Gross margin	95,510	85,248
Gross margin %	37.7%	31.2%

Operating expenses:
Selling, general, and administrative expenses	35,343	36,982
Research and development expenses	28,395	28,122
Restructuring	120	405
Amortization of intangible assets	9,263	13,254

	73,121	78,763

Operating income	22,389	6,485
Other expense (income):
Interest expense	4,487	4,021
Loss on investments	297	2
Loss (gain) on foreign currency	958	(990)
Interest income	(385)	(2,685)
Gain on debt retirement	(4,151)	—
Other (income) expense, net	(103)	(36)

Income from continuing operations before income taxes	21,286	6,173
Income tax expense	8,404	2,344

Net income	$12,882	$3,829

Net income per common share:
Basic	$0.10	$0.03

Diluted	$0.10	$0.03

Weighted average common shares:
Basic	123,281	130,763

Diluted	124,920	131,981

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months
	Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Operating Activities:
Net income	$12,882	$3,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,827	4,963
Amortization of intangible assets	9,263	13,254
Stock compensation expense	3,401	2,551
Deferred income tax provision (benefit)	4,689	(6,389)
Amortization of deferred finance fees	189	191
Provision for doubtful accounts	6	205
Loss on investments	297	2
Non-cash interest expense	2,818	2,605
Gain on debt retirement	(4,152)	—
Excess tax benefits from stock-based compensation plans	(431)	—
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	3,645	(5,336)
Other receivables	(2,032)	(1,744)
Inventory	8,978	10,245
Income taxes payable	(1,123)	(1,734)
Accounts payable and accrued liabilities	(35,789)	9,300
Other, net	6,377	(1,427)

Net cash provided by operating activities	13,845	30,515

Investing Activities:
Purchases of property, plant, and equipment	(5,066)	(6,429)
Cash paid for acquisition, net of cash acquired	(200)	(4,192)
Cash proceeds from sale of property, plant & equipment	—	224
Purchases of short-term-investments	(23,870)	(16,887)
Disposals of short-term-investments	15,806	30,500

Net cash provided by (used in) investing activities	(13,330)	3,216

Financing Activities:
Payment of debt and capital lease obligations	(10,592)	(35,097)
Repurchase of common stock	—	(75,960)
Excess tax benefits from stock-based compensation plans	431	—
Employer repurchase of shares to satisfy minimum tax withholdings	(1,807)	(239)
Fees and proceeds from issuance of common stock, net	497	(2,717)

Net cash provided by (used in) financing activities	(11,471)	(114,013)

Net increase (decrease) in cash and cash equivalents	(10,956)	(80,282)
Cash and cash equivalents at beginning of period	409,894	323,797

Cash and cash equivalents at end of period	$398,938	$243,515

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME (LOSS) RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2009		Q1 2008
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share
Net income	$12,882	$0.10	$3,829	$0.03

Highlighted items:
Impacting gross margin:
Stock compensation expense	303	—	201	—

Impacting operating expenses:
Integration costs	—	—	427	—
Restructuring charges	120	—	405	—
Amortization of intangible assets	9,263	0.07	13,254	0.10
Stock compensation expense	3,098	0.02	2,350	0.02

Impacting other (income)/expense:
Convertible debt non-cash interest	2,818	0.02	2,605	0.02
Gain on retirement of debt	(4,152)	(0.03)	—	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	1,455	0.01

Tax related to highlighted items above	(3,646)	(0.03)	(7,268)	(0.06)

Total highlighted items	9,259	0.07	11,974	0.09

Net income excluding highlighted items	$22,141	$0.18	$15,803	$0.12

Weighted average common shares — diluted		124,920		131,981

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our recent acquisition of C-COR. The restructuring charge adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt as a result of the adoption of FSP ABP 14-1 on January 1, 2009. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. During the first quarter of 2009, ARRIS repurchased a portion of their convertible debt and recognized a gain of approximately $4.2 million. In the first quarter of 2009, a tax expense of approximately $1.5 million was recorded for state valuation allowances and research and development tax credits. During the first quarter of 2008, ARRIS recorded incremental costs of $0.4 million as a result of the C-COR integration.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q2 EPS 2009 Guidance

Estimated GAAP EPS — diluted	$0.12 - $0.16
Reconciling Items:
Amortization of intangibles, after tax	0.05
Stock compensation expense, after tax	0.02
Non-cash interest expense, after tax	0.01

Subtotal	0.08

Estimated adjusted (non-GAAP) EPS — diluted	$0.20 - $0.24

See the Supplemental Net Income Reconciliation for a discussion regarding management’s reasoning for providing this non-GAAP financial measure